Exhibit 10.1
FIFTH AMENDMENT TO PIPELINES AND TERMINALS AGREEMENT
This Amendment to the Pipelines and Terminals Agreement dated as of July 13, 2004 by and among Holly Corporation (“Holly”), Navajo Refining Company, L.P. (which is the predecessor of Navajo Refining Company, L.L.C.), and Holly Refining and Marketing Company (together with Holly and Navajo Refining Company, L.L.C., the “Holly Entities”) on the one hand, and Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P. (whose prior name was HEP Operating Company, L.P.), HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C., and HEP Logistics GP, L.L.C. (the “Partnership Entities”), on the other (the “Pipelines and Terminals Agreement”), is entered into effective as of the 15th day of October, 2007, by and between the Holly Entities and the Partnership Entities (the “Amendment”).
For purposes of this Amendment, the term “Holly Group” shall mean Holly, Navajo Refining Company, L.L.C. and Holly Refining and Marketing Company and any Subsidiary of Navajo Refining Company, L.L.C. or Holly Refining and Marketing Company, treated as a single consolidated entity, and the term “Partnership Group” shall mean Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P. and any Subsidiary of either partnership, treated as a single consolidated entity. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pipelines and Terminals Agreement.
Whereas, the Holly Group has requested that the Partnership Group expand the Partnership Group’s Artesia, New Mexico to El Paso, Texas refined products pipeline system (the “South System”), construct additional storage at the Phelps Dodge Terminal, and enhance the tie-in to the Kinder Morgan El Paso Pump Station (together with all related modifications the “South System Expansion);
Whereas the Partnership Group agrees to incur all necessary costs to effectuate the South System Expansion, which costs are expected to be approximately $48,300,000; and
Whereas the Holly Group agrees to compensate the Partnership Group for its investment in the South System Expansion through a tariff increase on all shipments on the Refined Product Pipelines.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Pipelines and Terminals Agreement as follows:
1.	The Partnership Group shall carry out a project (the “Project”) to expand the South System by (A) replacing approximately 85 miles of 8” pipe with 12” pipe, (B) adding 150,000 barrels of refined product storage at the El Paso Terminal, (C) improving pumps on the South System, (D) adding a tie-in to the Kinder-Morgan pipeline to Tucson and Phoenix, Arizona, and (E) making related modifications to the South System.

2.	The Partnership Group shall carry out the Project as expeditiously as reasonably possible so that the Project will be completed not later than January 31, 2009.

3.	The current base and incentive tariffs rates on the Refined Product Pipelines shall be increased by $0.17 per barrel effective May 1, 2008.

4.	In the event that the capital investment required for the Project, other than actual pipe costs and tank construction costs, exceeds $35,398,000, the base and incentive tariffs on the Refined Product Pipelines shall, effective as of the first day of the month immediately following the month in which the Project is completed, be increased from the amount determined under paragraph 3 by an amount equal to $0.0005 per $100,000 of such excess, with the resulting tariff rounded to the nearest 1/10 of a cent per barrel.

5.	In the event that the Project is completed prior to January 31, 2009, the Holly Group shall pay to the Partnership Group an amount equal to $12,240 times the number of days that the completion of the Project occurs earlier than January 31, 2009. In the event that the Project is completed after January 31, 2009, the Partnership Group shall pay to the Holly Group an amount equal to $12,240 times the number of days that the completion of the Project is delayed beyond January 31, 2009. For purposes of this Amendment, the date that the Project is completed is the date that the Partnership Group provides notice to the Holly Group that the construction, testing and commissioning of the expanded pipeline, additional El Paso tankage and related improvements that are included in the Project have been accomplished and that such pipeline, tankage and related improvements are ready to commence operations.

6.	The tariff rates for interstate and intrastate service on the Refined Product Pipelines as provided under the Agreement as previously amended shall be amended in accordance with this Amendment to be effective May 1, 2008.

7.	Tariff rates as increased under the terms of this Amendment shall be filed at the Federal Energy Regulatory Commission and the appropriate state agency and shall be adjusted on July 1 of each year based on the amount of increase in the PPI as provided in Section 2(a)(ii) of the Pipelines and Terminals Agreement.

8.	All terms, conditions and provisions of the Pipelines and Terminals Agreement as previously amended are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The Pipelines and Terminals Agreement, as previously amended and as amended hereby, is hereby ratified and reaffirmed by the parties hereto, who specifically acknowledge the validity and enforceability thereof.

9.	This Amendment shall be governed by and construed in accordance with the laws of the State of Texas. In the event that the terms of the Pipelines and Terminals Agreement as previously amended conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors, and assigns. This Amendment may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by all parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of October 15, 2007.

HOLLY CORPORATION
By:
David L. Lamp
Executive Vice President, Refining and Marketing

NAVAJO REFINING COMPANY, L.L.C.
By:
David L. Lamp
Executive Vice President

HOLLY REFINING AND MARKETING COMPANY
By:
David L. Lamp
Vice President

HOLLY ENERGY PARTNERS, L.P.
By:	HEP LOGISTICS HOLDINGS, L.P.,
its general partner

By:	HOLLY LOGISTIC SERVICES, L.L.C.,
its general partner

By:
David G, Blair
Senior Vice President

HOLLY ENERGY PARTNERS — OPERATING, L.P.
By:	HEP LOGISTICS GP, L.L.C.,
its general partner

By:
David G, Blair
Senior Vice President

HEP LOGISTICS HOLDINGS, L.P.
By:	HOLLY LOGISTIC SERVICES, L.L.C.,
its general partner

By:
David G, Blair
Senior Vice President

HOLLY LOGISTIC SERVICES, L.L.C.
By:
David G, Blair
Senior Vice President

HEP LOGISTICS GP, L.L.C.
By:
David G, Blair
Senior Vice President